FORM 8-K

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 26, 2000

Klamath First Bancorp, Inc.
----------------------------------
(Exact name of registrant as specified in its charter)

Oregon	0-26556	93-1180440
-----------------------------	-------------	---------------------
State or other jurisdiction	Commission	(I.R.S. Employer
of incorporation	File Number	Identification No.)

540 Main Street, Klamath Falls, Oregon	97601
------------------------------------------------	------------
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number (including area code): (541) 882-3444

Not Applicable
---------------------------------------------------------------------
(Former name or former address, if changed since last report)


Item 5.   Other Events
--------------------------

     On May 26, 2000, the Registrant announced that Gerald V. Brown, President and Chief Executive Officer of the Registrant and its wholly-owned subsidiary, Klamath First Federal Savings and Loan Association ("Klamath First Federal"), plans to retire on December 1, 2000. Mr. Brown will remain a member of the Registrant's Board of Directors until December 1, 2000 and will be employed by the Registrant as a consultant until October 1, 2001. An executive search process has been initiated for Mr. Brown's replacement.

     For further information, reference is made to the Registrant's press release dated May 26, 2000, which is attached hereto as Exhibit 99 and incorporated herein by reference.

Item 7.   Financial Statements, Pro Forma Financial Information and Exhibits
----------------------------------------------------------------------------------------

      Exhibit
      --------
        99        Press Release dated May 26, 2000


SIGNATURES
-----------------

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

KLAMATH FIRST BANCORP, INC.
DATE: May 31, 2000	By: /s/ Gerald V. Brown
-----------------------------------
Gerald V. Brown
President and Chief Executive Officer


Exhibit 99

Press Release Dated May 26, 2000


**FOR IMMEDIATE RELEASE**

KLAMATH FIRST BANCORP PRESIDENT ANNOUNCES RETIREMENT

KLAMATH FALLS, Ore. -- (BUSINESS WIRE) -- May 26, 2000--Gerald V. Brown, president and chief executive officer of Klamath First Bancorp, Inc. (Nasdaq:KFBI) and its subsidiary, Klamath First Federal, announced to the board of directors of both companies that he plans to retire on December 1, 2000.

Mr. Brown started with the savings and loan association July 1, 1957 and held all positions from teller to president. He was the manager of the association's first branch office for ten years, a position he particularly enjoyed. He became president and CEO June 1, 1994 upon the retirement of James D. Bocchi. He took the company from mutual to stock form in 1995, and initiated the purchase of 25 branch offices in 1997. During his tenure as president, the company grew from $447.3 million to $1.049 billion and from six branches to thirty-four branches.

Mr. Brown said, "I have enjoyed all the positions I have held in the past forty-three years, especially the loan officer positions because of the fine people I came to know in that capacity. During my years with the bank I made loans to young couples, then to their children, and in some cases to their grandchildren. That was very satisfying. I will certainly miss those relationships as well as the employees I have worked with. I like to emphasize the word "with" because without those very talented people I would not have made the strides that the company has enjoyed. I am not able to mention any specific employees because they all have a very special value and the list would be too long. I still think about Van Mollison who was president and CEO during the years I was branch manager. Van was my mentor during that time and I feel that much of my success was because of that early guidance."

The executive search process for Mr. Brown's successor has been initiated. Mr. Brown will remain a board member until December 1, 2000 and will continue to be employed by the company as a consultant until October 1, 2001.

Board Chairman Rodney N. Murray commented, "While president, Gerry Brown has been a major factor in the growth of Klamath First Bancorp from $447 million in assets to what it is today -- a statewide financial institution with over $1 billion in assets. The board of directors, officers and employees wish Gerry and his wife a long and happy retirement.

Klamath First Bancorp, Inc. is the holding company for Klamath First Federal Savings & Loan Association ("the association") which operates 35 offices, in 22 countries throughout Oregon. The association was founded as a mutual savings and loan in 1934 and on October 4, 1995 became the wholly-owned subsidiary of KFBI as part of the association's conversion to a stock thrift. Consolidated assets and net earnings through the six month period ending March 31, 2000 were $1.061 billion and $3.9 million, respectively.

Safe Harbor Clause: Except for the historical information in this news release, the matters described herein are forward-looking statements within the meaning of the Private Securities Litigation


Reform Act of 1995 and are subject to risks and uncertainties that could cause actual results to differ materially. Such risks and uncertainties include those related to the economic environment, particularly in the region where Klamath First Bancorp, Inc. operates, competitive products and pricing, fiscal and monetary policies of the U.S. government, acquisitions and the integration of acquired businesses, credit risk management, change in government regulations affecting financial institutions, and other risks and uncertainties discussed from time to time in Klamath First Bancorp, Inc.'s SEC filings including its 1999 Form 10-K. Klamath First Bancorp, Inc. disclaims any obligation to publicly announce future events or developments which affect the forward-looking statements herein.

# # #

CONTACT:    Klamath First Bancorp, Inc. and Klamath First Federal
                        Gerald V. Brown, 541/882-3444 ext. 133
